UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2010

        Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered
instrumentality of
the United States	001-14951	52-1578738
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

              No change
(Former name or former address, if changed since last report)

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On June 28, 2010, Farmer Mac issued a press release to announce that its Class C Non-Voting Common Stock (NYSE: AGM) joined the Russell 3000® Index when Russell Investments reconstituted its comprehensive set of U.S. and global equity indexes on June 25, 2010.  A copy of the press release is attached to this report as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99.           Press Release dated June 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE
CORPORATION

By:	/s/ Michael A. Gerber
	Name:	Michael A. Gerber
	Title:	President – Chief Executive Officer

Dated:  June 28, 2010